Exhibit 99.1

SupportSoft Reports Fourth Quarter Results

REDWOOD CITY, Calif., February 8, 2007 — SupportSoft, Inc. (NASDAQ: SPRT), a leader in technology problem resolution, today reported unaudited financial results for its fourth quarter ended December 31, 2006.

Total revenue for the fourth quarter of 2006 was $14.2 million, up 20 percent from $11.9 million in the third quarter of 2006.  License revenue for the fourth quarter of 2006 was $6.4 million, up 43 percent from $4.5 million in the third quarter of 2006. Services revenue for the fourth quarter of 2006 was $7.8 million, up 5 percent from $7.4 million in the third quarter of 2006. For the fourth quarter of 2005, total revenue was $15.8 million, license revenue was $9.0 million and services revenue was $6.8 million.

On a GAAP basis, net loss for the fourth quarter of 2006 was $0.1 million, or $(0.00) per share, compared to a net loss of $1.7 million, or $(0.04) per share, in the third quarter of 2006. For the fourth quarter of 2005, net income was $1.1 million, or $0.03 per share.

Non-GAAP net income for the fourth quarter of 2006 was $0.9 million, or $0.02 per share, compared to a net loss of $0.1 million, or $(0.00) per share, in the third quarter of 2006. For the fourth quarter of 2005, net income was $1.1 million, or $0.03 per share.  Non-GAAP results exclude stock compensation expense of $1.0 million and $0.8 million for the fourth quarter of 2006 and the third quarter of 2006, respectively, and restructuring charges of $0.8 million for the third quarter of 2006.  A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Cash and marketable securities at December 31, 2006 was $120 million, compared to $122 million at September 30, 2006.

“In a short period of time, we have made significant progress in re-igniting sales in our traditional markets and launching our new consumer offerings,” said Josh Pickus, President and CEO of SupportSoft.  “We are investing in our business in 2007 to establish a strong presence in consumer technology support and to accelerate growth in our traditional markets.”

Recent Highlights

•                  License transactions with four different managed service providers: CGI, CompuCom, CSC and Northrop Grumman

•                  First license transaction under Huawei Technologies reseller agreement with a unit of China Netcom Group, second largest carrier in China

•                  International expansion through license transactions in UK, Spain, Belgium, Italy, Thailand and China

•                  Addition of international sales representatives from Mercury, BMC, 2Wire and Citrix

•                  Launch of support.com

•                  Launch of PC TuneUp by PC manufacturer that is SupportSoft’s first consumer solutions partner

•                  European broadband service provider to offer SupportSoft’s consumer solutions

•                  Establishment of joint marketing relationships with Sutherland Global Services and IP Globalnet, two leading customer service center firms

Financial Outlook

For 2007, SupportSoft currently expects total revenue of $54 million to $58 million and a non-GAAP net loss of $(0.29) to $(0.35) per share.  The Company currently expects its cash balance of $120 million to decrease by approximately $15 million during 2007, with the heaviest cash outflow occurring early in the year.  For the first quarter of 2007, where the Company typically experiences a seasonal decline, SupportSoft currently expects total revenue of $10 million to $11 million and a non-GAAP net loss of $(0.12) to $(0.14) per share.

Conference Call

SupportSoft will host a conference call discussing the Company’s fourth quarter 2006 results and 2007 investment plans on Thursday, February 8, 2007 starting at 2:00 p.m. PST. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at http://www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing (888) 286-8010 and entering passcode 47224267.

About SupportSoft

SupportSoft is a leading provider of software and services that automate the resolution of technology problems. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company has expanded its offerings and now provides Instant Technology Relief to frustrating technology problems directly to consumers through www.support.com. For more information about the Company and its corporate offerings, visit supportsoft.com; for Instant Technology Relief to consumer technology problems, visit www.support.com or dial 1-800-PC-SUPPORT.

Cautionary Note Regarding Forward Looking Statements

This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future events and include, but are not limited to, statements related to the Company’s fourth quarter and full year 2006 revenue, earnings (loss) per share and cash position; the expected future revenue, loss per share and cash balance; the future plans, investments, opportunities and expectations of the Company; and the continued collaboration with the various strategic partners. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, a determination, upon completion of further quarterly and annual closing and audit procedures, that the financial results for the fourth quarter and full year are different than the results set forth in this press release; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue caused by our reliance on a few large transactions in any period; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the support automation software market and in the consumer technology support market; our limited experience in servicing consumers directly; our dependence on and our ability to maintain relationships with partners for customer acquisition; our ability to manage rapid headcount growth and outsourced facilities; diversion of management attention to litigation matters or strategic matters; our ability to accurately predict performance; our ability to retain key employees; our ability to obtain sufficient patent protection; the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expense and restructuring charges from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share.  Each of the excluded items is discussed in more detail below.

Stock-based compensation — we believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations as compared to our prior period results, because the prior comparative periods did not include stock-based compensation expense.  Additionally, our operating budgets and incentive compensation programs are established and measured on a non-GAAP basis.  Our stock-based compensation program is determined at the executive management level.  Functional department managers are not responsible for, and cannot control, the impact of the associated stock-based compensation on their departments.  Consequently, departmental performance against established budgets is measured on a non-GAAP basis, excluding such charges. The Company’s incentive compensation programs for executives and senior managers within the Company are also based on these non-GAAP financial measures as opposed to the comparable GAAP results.

Restructuring charges — we believe the non-GAAP measures, excluding restructuring charges, provide meaningful supplemental information to investors in understanding our ongoing operational costs and expenses, without the broad-based termination costs that comprised our restructuring expense.  Management does not currently expect the reoccurrence of similar restructuring charges in the near term.

SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies which present similar non-GAAP financial measures.  We also believe that investors benefit from seeing “through the eyes of management” as our internal planning and operating budgets are based on the non-GAAP financial measures we present in this press release.

Finally, SupportSoft believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by the Company facilitate an “apples to apples” comparison of our performance with the financial projections published by the analysts.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, the Company’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results.   We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions.  We also continuously reevaluate which non-GAAP measures are appropriate.

CONTACT:

Investors

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3235

ir@supportsoft.com

Media

Jennifer Massaro

650-556-8596

pr@supportsoft.com

[continued]

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
License fees	$6,401	$4,479	$8,986	$16,415	$32,737
Maintenance	3,932	3,917	3,732	15,672	14,317
Services	3,835	3,462	3,093	12,941	14,877
Total revenue	14,168	11,858	15,811	45,028	61,931

Costs and expenses:
Cost of license fees	166	119	116	499	555
Cost of maintenance	363	316	254	1,192	988
Cost of services	3,851	3,368	3,222	13,068	13,128
Amortization of intangible assets	272	272	272	1,090	1,090
Research and development	2,002	2,144	2,650	8,785	11,185
Sales and marketing	6,037	5,456	6,790	22,099	25,159
General and administrative	2,071	2,080	2,259	8,331	8,677
Restructuring charges	—	756	—	756	—
Stock-based compensation	1,011	804	—	3,338	—

Total costs and expenses	15,773	15,315	15,563	59,158	60,782

Income (loss) from operations	(1,605)	(3,457)	248	(14,130)	1,149

Interest income and other, net	1,675	1,842	1,096	6,379	3,619

Income (loss) before income taxes	70	(1,615)	1,344	(7,751)	4,768

Provision for income taxes	(154)	(72)	(198)	(488)	(343)

Net income (loss)	$(84)	$(1,687)	$1,146	$(8,239)	$4,425

Net income (loss) per share:
Basic	$(0.00)	$(0.04)	$0.03	$(0.19)	$0.10
Diluted	$(0.00)	$(0.04)	$0.03	$(0.19)	$0.10

Shares used in computing per share amounts:
Basic	44,447	44,152	43,385	44,113	43,032
Diluted	44,447	44,152	44,659	44,113	44,519

Allocation of restructuring charges:
Cost of maintenance	$—	$33	$—	$33	$—
Cost of services	—	151	—	151	—
Research and development	—	40	—	40	—
Sales and marketing	—	338	—	338	—
General and administrative	—	194	—	194	—

Total restructuring charges	$—	$756	$—	$756	$—

Allocation of stock-based compensation:
Cost of services	$170	$87	$—	$379	$—
Research and development	120	83	—	422	—
Sales and marketing	307	219	—	899	—
General and administrative	414	415	—	1,638	—

Total stock-based compensation	$1,011	$804	$—	$3,338	$—

Amounts related to 2006 are subject to completion of management’s and its independent auditor’s customary closing and audit procedures.

SUPPORTSOFT, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
License fees	$6,401	$4,479	$8,986	$16,415	$32,737
Maintenance	3,932	3,917	3,732	15,672	14,317
Services	3,835	3,462	3,093	12,941	14,877
Total revenue	14,168	11,858	15,811	45,028	61,931

Costs and expenses:
Cost of license fees	166	119	116	499	555
Cost of maintenance (2)	363	316	254	1,192	988
Cost of services (2)	3,851	3,368	3,222	13,068	13,128
Amortization of intangible assets	272	272	272	1,090	1,090
Research and development (2)	2,002	2,144	2,650	8,785	11,185
Sales and marketing (2)	6,037	5,456	6,790	22,099	25,159
General and administrative (2)	2,071	2,080	2,259	8,331	8,677

Total costs and expenses (2)	14,762	13,755	15,563	55,064	60,782

Income (loss) from operations (2)	(594)	(1,897)	248	(10,036)	1,149

Interest income and other, net	1,675	1,842	1,096	6,379	3,619

Income (loss) before income taxes (2)	1,081	(55)	1,344	(3,657)	4,768

Provision for income taxes	(154)	(72)	(198)	(488)	(343)

Net income (loss) (2)	$927	$(127)	$1,146	$(4,145)	$4,425

Net income (loss) per share:
Basic (2)	$0.02	$(0.00)	$0.03	$(0.09)	$0.10
Diluted (2)	$0.02	$(0.00)	$0.03	$(0.09)	$0.10

Shares used in computing per share amounts:
Basic	44,447	44,152	43,385	44,113	43,032
Diluted	45,331	44,152	44,659	44,113	44,519

(1)  The non-GAAP financial information presented above has not been prepared under a comprehensive set of accounting rules or principles.  The Company’s non-GAAP financial measures exclude stock-based compensation expense and restructuring charges from the GAAP net loss and net loss per share. The Company believes that presentation of net loss per share excluding these items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of the Company’s GAAP results. The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal budgeting and compensation purposes.  Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial information.  See the text of this press release for more information on non-GAAP financial measures and the accompanying reconciliation of GAAP to non-GAAP results immediately following this table.

Amounts related to 2006 are subject to completion of management’s and its independent auditor’s customary closing and audit procedures.

(2)  Excludes restructuring charges for the three months ended September 30, 2006 and  stock-based compensation expense for all periods subsequent to December 31, 2005.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP TO NON-GAAP

NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income (loss)	$(84)	$(1,687)	$1,146	$(8,239)	$4,425

Restructuring charges	—	756	—	756	—
Stock-based compensation expense under SFAS123R	1,011	804	—	3,338	—

Non-GAAP net income (loss)	$927	$(127)	$1,146	$(4,145)	$4,425

Non-GAAP net income (loss) per share:
Basic	$0.02	$(0.00)	$0.03	$(0.09)	$0.10
Diluted	$0.02	$(0.00)	$0.03	$(0.09)	$0.10

Shares used in computing per share amounts:
Basic	44,447	44,152	43,385	44,113	43,032
Diluted	45,331	44,152	44,659	44,113	44,519

These adjustments reconcile the Company’s GAAP statements of operations to the reported non-GAAP statements of operations. The non-GAAP financial information presented above has not been prepared under a comprehensive set of accounting rules or principles.  The Company’s non-GAAP financial measures exclude stock-based compensation expense and restructuring charges from the GAAP net loss and net loss per share. The Company believes that presentation of net loss per share excluding these items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of the Company’s GAAP results. The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal budgeting and compensation purposes.  Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial information.  See the text of this press release for more information on non-GAAP financial measures.

Amounts related to 2006 are subject to completion of management’s and its independent auditor’s customary closing and audit procedures.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2006	September 30, 2006	December 31, 2005
	(unaudited)	(unaudited)
Assets
Cash and marketable securities	$119,891	$122,484	$120,663
Accounts receivable, net	15,144	7,038	17,437
Prepaids and other current assets	3,242	2,644	2,451
Property and equipment, net	937	928	1,211
Goodwill	9,792	9,792	9,792
Intangible assets, net	3,155	3,177	3,994
Other assets	444	441	701

Total assets	$152,605	$146,504	$156,249

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued compensation	$2,443	$1,890	$3,699
Other accrued liabilities	3,813	3,382	2,985
Deferred revenue	13,613	10,590	15,029
Other long term liabilities	233	173	142
Total liabilities	20,102	16,035	21,855

Stockholders' equity:
Common stock	4	4	4
Additional paid-in-capital	202,440	200,250	195,990
Accumulated deficit and accumulated other comprehenseive loss	(69,941)	(69,785)	(61,600)
Total stockholders' equity	132,503	130,469	134,394

Total liabilities and stockholders' equity	$152,605	$146,504	$156,249

Amounts related to 2006 are subject to completion of management’s and its independent auditor’s customary closing and audit procedures.